EXHIBIT 10(r)

                            ASSET PURCHASE AGREEMENT

     ASSET  PURCHASE  AGREEMENT  (the  "Agreement")  made as of August 31,  2007 between ER Acquisition  Corporation,  a Kansas corporation ("Buyer"),  and Radix
International  Corporation ("RIC"), a Delaware corporation and Radix Corporation
("RC"), a Delaware corporation (collectively "Seller").

                              Preliminary Statement

     WHEREAS,  Seller desires to sell, assign,  transfer,  convey and deliver to
Buyer and Buyer desires to purchase  from Seller the Assets (as defined  below), subject to the terms and conditions of this Agreement; and

     WHEREAS,  Seller desires to assign,  transfer,  convey and deliver to Buyer and Buyer desires to assume all of Seller's  rights and  obligations  related to
(i) the Seller's Assets (as defined below) and (ii) the Assumed  Liabilities (as defined below), subject to the terms and conditions of this Agreement.

     NOW THEREFORE, the parties,  intending to be legally bound, and in reliance upon the  representations,  warranties and other terms set forth herein,  hereby agree as follows:

     1. Assets Purchased and Sold. Subject to the terms and conditions contained in this  Agreement,  on the Closing  Date Seller shall sell,  assign,  transfer, convey and deliver to Buyer all of Seller's right,  title and interest in and to the following assets (collectively, the "Assets"):

          (a) All  inventories  of raw material,  work-in-progress  and finished goods of the Seller existing on the Closing Date (as defined below);

          (b) All fixed assets that are either: (i) listed on Seller's financial statements  as  "Property  and  Equipment",  or (ii) any tools and fixtures necessary to the  operation of Seller's  business  and,  that are in either case, listed on "Schedule 1(b)" hereto;

          (c) All intellectual  property of Seller,  including,  but not limited to, all patents,  patent  applications,  trade names,  trademarks,  service names, service marks, software,  business processes,  engineering drawings, art work,  customer lists, vendor lists, the Radix Internet URL, names, and phone  number,  all  marketing  and  collateral  material,  and  any  other intellectual property of the Seller;

          (d) All purchase  orders from or contracts with existing  customers as listed on "Schedule 1(d)";

          (e) All  deposits  paid by the Seller and  listed on  "Schedule  1(e)"
     hereto;

          (f) All accounts  receivable of the Seller,  including those listed on
     "Schedule 1(f)" hereto; and

          (g) All records and files  necessary or  appropriate to own or operate the Assets

or perform the obligations explicitly assumed by Buyer.

Any of the assets of Seller not listed above shall be retained by Seller and are referred to herein as the excluded assets (the "Excluded Assets").

     2. Assignment and Assumption of the  Liabilities.  Subject to the terms and conditions  contained  in this  Agreement,  on the Closing  Date,  Seller  shall assign,  transfer,  convey and deliver to Buyer, and Buyer shall assume and pay, all of Seller's right, title and interest in and to (i) all of Seller's accounts payable  and certain of Seller's  accrued  liabilities,  each as existing on the
Closing Date,  provided that such  payables and  liabilities  are also listed on
(and only to the extent of the amount reflected on) "Schedule 2.1" hereto,  (ii)
all of  Seller's  purchase  orders  (except  those  that are not  related to the
Operating Business and are cancelable) and contracts with vendors, customers and distributors  existing on the Closing Date,  provided that such purchase  orders and  contracts  are  also  listed  on  "Schedule  2.2"  hereto,  and  (iii)  the compensation  and severance  benefits owed to Seller's  employees,  based on the data listed on "Schedule 2.3" and the severance  benefits  generally provided to employees of Seller. The items referred to in clauses (i), (ii), and (iii) above are collectively referred to as the "Assumed  Liabilities".  On the Closing Date
Buyer shall assume sole  responsibility  to perform,  satisfy and  discharge all duties,  obligations,  terms, conditions and covenants arising after the Closing
Date that the Seller is  otherwise  bound to  perform,  discharge  or  otherwise satisfy,  to the extent and only to the extent  such  responsibilities,  duties, obligations,  terms,  conditions  and covenants are  explicitly  included in the
Assumed  Liabilities.  Except as set forth above,  Buyer shall not assume, or in any way be liable or responsible for, any of the liabilities,  accounts payable, orders,  contracts,  agreements,  leases,  or other  obligations  of any  nature whatsoever of Seller. As to the severance  benefits owed to Seller's  employees,
Buyer  agrees that as to any employee of Seller to whom it either does not offer employment  initially  following  the Closing or that it  terminates  within six months following the Closing for any reason other than  non-performance  by such employee or for cause,  Buyer shall pay severance benefits based on Schedule 2.3 for such employee.

     3. Premises Lease.  Buyer shall not assume any obligations  pursuant to the lease for the premises  currently  occupied by Seller (the "Premises") but shall be granted  the right by Seller on the Closing  Date to occupy such  Premises on the temporary basis described below. At Closing,  Buyer will pay Seller a fee of
$32,670 for the right to access and use the Premises  for thirty days  following the Closing  Date.  Following  that thirty day period,  Buyer will pay Seller in advance a fee of  $8,167.50  for the right to access  and use the  Premises  for successive  seven day  periods.  Buyer may vacate the  Premises  at any time and cease  payments  upon 30 days'  notice  to  Seller.  Buyer  shall  have no other obligation  related to the  Premises,  and Seller  agrees to indemnify  and hold
Buyer  harmless  against  any and all claims by any third  party  related to the
Premises;  provided,  however,  Buyer shall not be held harmless from any claims caused by the acts or negligence of Buyer or its employees or agents.

     4.  Purchase  Price.  In  consideration  of Seller's  sale of the Assets to
Buyer,  Buyer  unconditionally  agrees, in addition to assumption of the Assumed
Liabilities,  to pay to Seller at Closing a total of $1,000  (hereinafter called the "Purchase Price").

     5. Contingent Payments.

          (a) In addition  to the  Purchase  Price to be paid at  Closing,  upon satisfaction of the conditions set forth in this Section 5, Buyer will make payments  ("Contingent  Payments")  to Seller  based  upon 10% of the gross receipts  as  accrued  by Buyer that  exceed  $7,500,000  during an Earnout
     Period (the  "Annual  Threshold")  as a result of the sale of products  and services that use or are based,  in whole or in part,  on the  intellectual property  transferred  by  Seller to Buyer  (the  "Ongoing  Business").  An
     "Earnout  Period" is a  12-month  period.  The first  Earnout  Period  will commence on the first day of the calendar month following the Closing Date.
     The Contingent  Payment may be payable for up to five Earnout Periods.  The maximum amount of Contingent Payment payable by Buyer to Seller, during all
     Earnout Periods together, is $2,200,000.

          (b)  Subject  to the credit  described  in the last  sentence  of this
     Section 5(b) and the aggregate  maximum  amount  described in Section 5(a), the Contingent Payments following the Closing Date, will be made in cash on a quarterly  basis during the first three  quarters of each Earnout  Period using  $1,875,000 as the quarterly  threshold  gross  revenue  target.  The amount of the final quarterly  payment will be determined  using the Annual
     Threshold and the actual annual gross  revenues  during such Earnout Period and will subtract any quarterly payments  previously made for such year. If at the end of each Earnout Period (other than the first Earnout  Period) it is  determined  that the sum of the  quarterly  payments  for such  Earnout
     Period  exceeds the actual  payment due as  determined  on an annual  basis
     ("Excess  Payments"),  such Excess  Payments may be retained by the Seller, but will be credited against amounts due in future Earnout Periods.

          (c) The  Contingent  Payment,  if any,  due to  Seller  for the  first quarterly  period of the first Earnout Period shall be paid to Seller.  The first  $200,000  of  Contingent  Payments  due to Seller for the second and subsequent  quarterly periods (the "Holdback Amount") will be held by Buyer in a  segregated  interest  bearing  account  and  may  be  unconditionally released,  upon five (5) days advanced written notice to Seller  describing such  liabilities,  to compensate  Buyer for any  liabilities  of Seller to
     Buyer under this Agreement and to compensate  Buyer for any Excess Payments made during the first Earnout Period.  The amount,  if any, of the Holdback
     Amount  remaining at the end of the ninth  earnout  quarter will be paid to
     Seller on such date.

          (d) In the event the net working capital as of the Closing Date of the
     Ongoing Business is less than $(658,000) (the "Target Number"),  then Buyer shall be  entitled  to offset  the  amount of the  difference  against  any
     Contingent  Payments  payable in  accordance  with this  Section 5, thereby reducing  the  Contingent  Payments  payable  and  the  maximum  amount  of
     Contingent Payments payable by the difference. In the event the net working capital as of the Closing Date is more than the Target Number,  then Seller shall be entitled to an increase in the amount of the  Contingent  Payments payable  at the end of the first  Earnout  Period in  accordance  with this
     Section  5 equal to the  amount in excess  of the  Target  Number,  thereby increasing  the  maximum  amount  of  Contingent  Payments  payable  by the difference. Net working capital shall be the sum of

     accounts   receivable  and  inventory  minus  accounts   payable,   accrued
     liabilities, and unearned revenue.

          (e) Any amounts paid by Buyer to Seller  hereunder shall be used first to satisfy any claims for payment made by any third party against Seller.

     6.  Closing.  The  closing  ("Closing")  shall take place at the offices of
Blackwell  Sanders  LLP in Kansas  City,  Missouri  on  September  14, 2007 (the
"Closing  Date").  The Closing shall be effective as of 12:01 a.m. local time on the Closing Date.

     7. Representations and Warranties of Seller and Buyer.

          (A) In addition to any other  representations and warranties contained in this Agreement, Seller represents and warrants to Buyer that:

               (1)  There are no provisions of any existing  agreements  binding on Seller or affecting  the Assets that  conflict with or in any way prevent the  execution,  delivery or carrying out of the terms of this Agreement.

               (2)  Except as set forth in Seller's  Schedule of Exceptions Part
                    7(A)(2),  Seller  is the sole  owner of all  Assets  and all
                    Assets will be assigned, transferred, conveyed and delivered to Buyer  free  and  clear  of any and all  liens,  pledges,
                    claims  or  other   encumbrances   of  any  kind  (each,  an
                    "Encumbrance").

               (3)  Radix  International  Corporation and Radix  Corporation are
                    each  corporations  duly organized,  validly existing and in good  standing  under  the laws of the  state  of  Delaware.
                    Seller  has the full  power and  authority  to  execute  and
                    deliver  this  Agreement,  to  perform  hereunder,   and  to
                    consummate the transactions contemplated hereby, without the necessity  of any act,  approval,  or  consent  of any other person, entity, or governmental  authority.  This Agreement,
                    when  executed,   will  constitute  the  valid  and  binding
                    obligation  of  the  Seller,   enforceable   against  Seller
                    according to its terms.

               (4)  Except as set forth in Seller's  Schedule of Exceptions Part
                    7(A)(4),  Seller is not, and  performance of its obligations hereunder  will not cause it to be, in violation of any law, rule,  regulation  or court  order,  local state or federal, pertaining  to the  operation  or conduct  of its  business.
                    There are no judgments,  suits,  actions,  investigations or proceedings  pending  or  threatened  in any court or by any
                    governmental   authority  or  private  arbitration  tribunal
                    against  Seller  or  the   completion  of  the   transaction
                    contemplated  herein,  nor is there any basis for any of the foregoing.

               (5)  Except as set forth in Seller's  Schedule of Exceptions Part
                    7(A)(5),  Seller  has  filed  in true and  correct  form all federal,  state  and  local tax  returns  and other  reports required to be filed, and has paid all taxes and assessments which have become due and  payable,  whether or not so shown on any such return or report.  Seller has received no notice of, nor does  Seller  have any  knowledge  of, any notice of
                    deficiency   or   assessment   or  proposed   deficiency  or
                    assessment from any taxing governmental authority. There are no audits  pending  with  respect to Seller and there are no outstanding  agreements  or  waivers  by or with  respect to
                    Seller  that  extend  the  statutory  period of  limitations applicable  to any  federal,  state,  local or  foreign  tax returns or taxes for any period. There are no determined tax deficiencies or proposed tax assessments against Seller.

               (6)  Except  with  respect to the  accounts  payable  and accrued liabilities  listed on "Schedule  2.1",  Seller has paid all bills,  invoices and other  obligations due to all creditors of Seller as of the Closing Date,  and will promptly pay all bills,  invoices and other  obligations  to all creditors of
                    Seller that may arise after the Closing Date.

               (7)  "Schedule 2.1" sets forth a true,  correct and complete list of  all  accounts  payable  and  accrued  liabilities  to be assumed by Buyer as of the date of this Agreement.

               (8)  Schedule "1(f)" sets forth a true, correct and complete list of all accounts receivable as of the date of this Agreement.
                    All accounts  receivable arose out of the sales of inventory or the  provision of services in the ordinary  course of the
                    Seller's business and to Seller's knowledge are collectable.

               (9)  Seller  shall  prepay its legal  counsel  fees for  services rendered in  connection  with this  transaction  and related matters.

               (10) The  execution  and  performance  of this  Agreement and the agreements and instruments contemplated by this Agreement do not and will not violate the  provisions  of the Articles of
                    Incorporation  or Bylaws  of Seller or any note,  indenture, mortgage,  lease or other  agreement or  instrument to which
                    Seller  is a party or by which  Seller is bound or result in the creation of any lien,  charge,  or encumbrance  upon the
                    Assets.

               (11) Except as set forth in Seller's  Schedule of Exceptions Part
                    7(A)(11),  Seller has  obtained in writing  all  consents of third persons and governmental  agencies necessary to permit the valid  and  effective  sale,  assignment,  transfer  and conveyance of the Assets to the Buyer.

               (12) Except as set forth in Seller's  Schedule of Exceptions Part
                    7(A)(12), there is no litigation,  action, claim, proceeding or governmental  investigation pending or threatened against
                    Seller which may have an adverse effect upon the Assets, the business conducted by Seller, the transactions  contemplated by this  Agreement  or the ability of the parties  hereto to perform their respective  obligations hereunder or under the agreements or instruments  contemplated  by this  Agreement, nor is  there  any  basis  known  for any  such  litigation, action, claim proceeding or governmental investigation,  nor has Seller been a party to any  litigation,  action,  claim, proceeding or governmental  investigation during the two (2)
                    years  prior to the Closing  Date which  involved a judgment against  Seller  of  $5,000  or  more  or a  payment  in the settlement or otherwise by Seller of $5,000 or more.

               (13) All of the  tangible  Assets are in good  order,  repair and operating  condition  subject,  however,  to the  effect  of ordinary wear and tear and  depreciation  arising from lapse of time or use with appropriate  maintenance except as noted
                    on the applicable schedule hereto describing such Assets.

          (B) Buyer represents and warrants to Seller that:

               (1)  Buyer is a corporation duly organized,  validly existing and in good standing under the laws of the state of Kansas.

               (2)  There are no provisions of any existing  agreements  binding on  Buyer  that  conflict  with  or in any way  prevent  the execution,  delivery  or  carrying  out of the terms of this
                    Agreement.

               (3)  Buyer  has the full  power  and  authority  to  execute  and
                    deliver  this  Agreement,  to  perform  hereunder,   and  to
                    consummate the transactions contemplated hereby, without the necessity  of any act,  approval,  or  consent  of any other person, entity, or governmental  authority.  This Agreement,
                    when  executed,   will  constitute  the  valid  and  binding
                    obligation of the Buyer, enforceable against Buyer according to its terms.

     8.  Conditions to Obligation to Close.  Each and every  obligation of Buyer and Seller to be  performed in  connection  with the Closing on the Closing Date shall be subject to the satisfaction of the following conditions:

          (a) A Bill of Sale executed by Seller in the form  attached  hereto as
     "Exhibit  8(a)"  selling,  assigning and  transferring  to Buyer all right, title  and  interest  in and to any and all  personal  property  comprising
     Assets;

          (b) Seller shall provide releases of all financing statements or other evidences of security interests or liens filed or otherwise  perfected with respect to any of the Assets and not  theretofore  released,  terminated or satisfied of record;

          (c)  Seller  shall  provide  written  consents  of any  third  parties necessary to permit the valid and effective sale, assignment,  transfer and conveyance of the Assets to Buyer;

          (d) The opinion of counsel for Seller,  dated as of the Closing  Date, substantially in the form of "Exhibit 8(d)" hereto,  with only such changes as shall be in form and substance satisfactory to Buyer;

          (e) The appropriate assignments necessary to transfer record ownership of all of the  intellectual  property of Seller,  in a form  acceptable  to
     Buyer;

          (f) Seller shall have delivered to Buyer an executed Consent to Use of
     Names in the form attached hereto as Exhibit "8(f)"; and

          (g) Seller and Buyer shall have delivered to each other a certificate,
     signed   by  an   authorized   representative   and   providing   that  the
     representations and warranties contained in Sections 7(A) and 7(B), hereof, as applicable, remain true; and

          (h) Buyer  shall have  entered  into,  and be prepared to close on, an
     agreement   acceptable  to  it,   pursuant  to  which  it  will  repurchase
     receivables held by Stearns Bank and Stearns Bank shall release its lien on any,  and all,  of Seller's  assets.  Seller  shall  provide any consent or authorization  necessary  or  reasonable  for  the  completion  of  such an agreement.

     9. Post Closing Agreements and Obligations.

          (a) At any  time and  from  time to time  after  the  Closing,  at the
     Buyer's  request and without  further  consideration,  the Seller  promptly shall execute and deliver such instruments of sale,  transfer,  conveyance, assignment and  confirmation,  and take such other action, as the Buyer may reasonably request to more effectively  transfer,  convey and assign to the
     Buyer, and to confirm the Buyer's title to, the Assets, to put the Buyer in actual  possession and operating control of the Assets, to assist the Buyer in exercising all rights with respect  thereto and to carry out the purpose and intent of this Agreement; and

          (b) Any and all public  announcements  or other public  communications concerning this Agreement and the purchase of the Assets shall only be made by the Buyer.

     10. Covenants.  Except as may be otherwise  expressly provided herein, from and after the date of the Agreement and until the Closing Date,  with respect to the Assets, the Premises and the operations of the Premises, without the consent of Buyer, Seller covenants and agrees that it will not:

          (a) Incur any obligation or liability,  absolute or contingent, except liabilities incurred,  and obligations under contracts entered into, in the ordinary  course  of  business.  Seller  shall  consult  with  Buyer on all decisions  outside of the  ordinary  course  relating  to any aspect of its business;

          (b) Execute, grant or suffer any Encumbrance upon the Assets;

          (c) Effect any sale, transfer, Encumbrance or other disposition of the
     Assets and  properties  that would  otherwise  be  included  in the Assets, except for sales of  inventories  in the ordinary  course of business,  and except for machinery, equipment, furniture and fixtures replaced with items of equivalent or greater value;

          (d) Waive,  modify or  release  any  rights of  material  value to the
     Assets;

          (e) Amend,  modify,  assign,  transfer,  grant or terminate any of the
     Assumed Contracts; and

          (f) Take any action,  or fail to take any action,  that would  prevent any of the  representations  and warranties of Seller contained herein from being true in all material  respects at and as of the Closing Date with the same effect as though such  representations and warranties had been made at and as of the Closing Date.

     11. Indemnification and Resolution of Disputes.

          (A) Seller's  Indemnification.  Seller agrees to defend, indemnify and hold harmless  Buyer  against and in respect of any and all loss,  liability and expense resulting from:

               (1)  The inaccuracy of any  representation  or breach of warranty or  non-fulfillment  of any  obligation by Seller under this
                    Agreement;

               (2)  Any  liabilities,  accounts  payable  or  other  obligations relating  to the Assets or the Ongoing  Business  other than the Assumed Liabilities; and

               (3)  Any and all actions,  suits,  proceedings,  claims, demands, assessments, tax deficiencies, judgments, costs and expenses
                    (including attorneys' fees) incident to any of the foregoing provisions.

               (B) Claims  Procedure.  Promptly after the assertion of any claim by Buyer with respect to any matter  referred to in paragraph (A) above,  or the receipt by Buyer of written notice of the assertion or the  commencement  of any litigation with respect to any matter referred to in paragraph (A) above,  Buyer shall give  written  notice of such claim to Seller  and  thereafter  shall keep
Seller reasonably informed with respect to that claim;  provided,  however, that failure of Buyer to give notice as provided  in this  section  shall not relieve
Seller of its obligations  hereunder unless such failure prejudices or adversely effects  Seller's  obligations  hereunder.  If any litigation is brought against
Buyer,  Seller shall be entitled to participate in such  litigation,

and at the request of Buyer,  shall  assume the  defense  thereof  with  counsel satisfactory  to the Buyer at the Seller's sole expense.  If Seller  assumes the defense  of any  litigation,  it shall not  settle  the  litigation  unless  the settlement shall include,  as an unconditional  term thereof,  the giving by the claimant or plaintiff  of a release of Buyer,  satisfactory  to Buyer,  from all liability with respect to such litigation.

               (C) Buyer's  Indemnification.  Buyer agrees to defend,  indemnify and hold harmless  Seller against and in respect of any and all loss,  liability and expense resulting from (i) the inaccuracy of any representation or breach of warranty or non-fulfillment of any obligation by Buyer under this Agreement, and
(ii) any act or  negligence  of  Buyer,  its  officers,  employees,  and  agents occurring  subsequent to the Closing and directly  related to its conduct of the operations of the Ongoing Business.

               (D) Claims  Procedure.  Promptly after  assertion of any claim by
Seller with  respect to any matter  referred to in paragraph  (C) above,  or the receipt by Seller of written notice of the assertion or the  commencement of any litigation with respect to any matter referred to in paragraph (C) above, Seller shall give written notice of such claim to Buyer and thereafter shall keep Buyer reasonably informed with respect to that claim; provided,  however, that failure of Seller to give notice as provided in this section  shall not relieve Buyer of its obligations  hereunder unless such failure  prejudices or adversely  effects
Buyer's  obligations  hereunder.  If any litigation is brought  against  Seller,
Buyer shall be entitled to participate in such litigation, and at the request of
Seller, shall assume the defense thereof with counsel satisfactory to the Seller at the Buyer' sole expense.  If Buyer assumes the defense of any litigation,  it shall not settle the  litigation  unless the  settlement  shall  include,  as an unconditional term thereof, the giving by the claimant or plaintiff of a release of Seller,  satisfactory  to Seller,  from all  liability  with  respect to such litigation.

     12.  Expenses.  Each  party to this  Agreement  shall pay its own  expenses incidental to the  negotiation,  preparation,  execution and performance of this
Agreement and the transaction  contemplated hereby,  including,  but not limited to,  the fees and  expenses  of their  respective  legal  counsel,  brokers  and accountants.  Seller  shall  pay any  sales,  use or  transfer  taxes or fees in connection with the transaction contemplated hereby.

     13.  Covenant Not to Compete.  From and after the Closing Date for a period of  five  (5)  years,  Seller  shall  not,  and  shall  not  permit  any  of its stockholders,  officers,  or directors to, compete with Buyer in any business of the type  carried on by Seller  prior to the  Closing  Date in any area in which
Buyer is engaged in business. The term "compete" as used herein, means to engage in competition,  directly or indirectly,  (including,  without  limitation:  (i)
soliciting  or selling to any  customer  with which  Buyer has or Seller had any direct or indirect business contacts; (ii) developing,  marketing, licensing, or distributing  any product or service related to the Ongoing  Business;  or (iii)
seek to hire or hire any employee of Buyer or any of its  affiliated  entities), either as a proprietor, partner, employee, agent, consultant,  stockholder or in any capacity or manner whatsoever.  The parties hereby acknowledge that remedies at law for violations of this paragraph are inadequate and that only  injunctive relief  is an  adequate  remedy  for such  violations.  The  provisions  of this paragraph  are  severable;  if any  provision of this  paragraph or  application thereof to any  circumstance is held invalid,  such invalidity  shall not affect the  provisions  or  applications  of this  paragraph  which can be given effect without the invalid provision or application.

     14. Entire Agreement.  This Agreement and the exhibits and schedules hereto constitutes the entire agreement  between the parties  pertaining to the subject matter contained herein,  and supersedes all prior  agreements,  representations and  understandings  of the parties.  No  modification  shall be binding  unless executed in writing by the parties. No waiver of any provisions shall be deemed, or shall constitute, a waiver of any other provision whether or not similar, nor shall any waiver at one time constitute a continuing  waiver. No waiver shall be binding unless executed in writing by the party making such waiver.

     15. Binding  Effect.  This  Agreement  shall be binding on and inure to the benefit of the parties  hereto,  their  shareholders,  successors  in  interest, heirs, executors and assigns.

     16.  Execution in  Counterparts;  Binding  Effect.  This  Agreement  may be
executed via facsimile and in one or more  counterparts,  each of which shall be deemed an original and all of which  together  shall be  considered  one and the same  agreement,  and  shall  become  a  binding  agreement  when  one  or  more counterparts have been signed by each party and delivered to the other party.

     17.  Governing Law. This Agreement  shall be considered in accordance  with and be governed by the laws of the State of Kansas.

     18.  Survival.  The provisions of this Agreement  shall survive the Closing
Date in accordance with the following provisions:

          (A) The  warranties  and  representations  made by each  party in this
Agreement shall survive for a period of thirty-six (36) months.

          (B) All  agreements,  covenants,  and  obligations on the part of each party to be performed or observed hereunder shall survive for a period specified by the applicable statute or period of limitations.

                           [Signature Page to Follow]

                                       10

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written, intending to be legally bound.

Radix International Corporation        ER Acquisition Corporation

By: ___________________________        By: _____________________________

Name: _________________________        Name: ___________________________

Title: __________________________      Title: ____________________________

Radix Corporation

By: ___________________________

Name: _________________________

Title: __________________________

                                       11

                                  Schedule 1(b)

                                  Schedule 1(d)

                                  Schedule 1(e)

                                  Schedule 1(f)

                                  Schedule 2.1

     In addition to the attached listings of Radix  International  Corporation -
Current  Liabilities,  prepared  8/28/2007,  and the Radix Corporation  Accounts
Payable Open Invoice Report,  dated 8/28/2007,  the following items are included as  accrued  liabilities  and shall be added to the  total  balance  of  assumed liabilities:

     1. Accrued  Liabilities at Radix Corporation of approximately  $125,330,  a detailed listing will be incorporated prior to Closing; and

     2. An obligation to Lombard North Central Plc, an appointed  representative of The Royal Bank of  Scotland  Plc,  required to settle the terms of a lease to achieve  clear  title to certain  tooling  and moulds  necessary  to the ongoing operation of Seller's business of approximately $84,420; and

     3. An obligation to First Class Service Ltd. (or Mr. Philip Rushforth), for
certain  fees related to the repair and storage of an Innovate  9000  In-Circuit
Test system and related  fixtures that it is holding at its facility in England.
Payment of  approximately  $19,000 is  required  to release  the  equipment  and achieve possession of those assets.

                                  Schedule 2.2

                                  Schedule 2.3

                                   Schedule 7

                             Schedule of Exceptions

Part 7(A)(2)

(i)  Stearns  Bank holds a  perfected  security  interest in the assets of Radix
Corporation.  Radix  Corporation  has  given  notice  to  Stearns  Bank  of  the termination of the credit  facility  provided by Stearns Bank. The Bank's credit facility  will  terminate  November 30,  2007.  The credit  facility  requires a minimum monthly fee of $5,000 until its termination.

(ii) Lombard North Central Plc, an appointed representative of The Royal Bank of
Scotland Plc, has title to certain  tooling and moulds  necessary to the ongoing operation of Seller's business. Payment of (pound)41,792 (approximately $84,420)
is  required  to settle the terms of the lease and  achieve  clear  title to the assets.

(iii) First Class  Service  Ltd. Is owed  certain fees related to the repair and storage of an Innovate 9000 In-Circuit Test system and related  fixtures that it is holding at its  facility  in  England.  Payment of  approximately  $19,000 is required to release the equipment and achieve possession of those assets.

Part  7(A)(4)  - A suit is  pending  in Utah  State  Court  commenced  by  David
Meredith,  Plaintiff,  against  Radix  Corporation,  Defendant,  claiming  sales commissions  due.  This suit is in the early stages of  discovery  and Seller is vigorously defending all claims asserted by the Plaintiff.

Part  7(A)(5) - A wholly  owned  Canadian  subsidiary  of the Seller has been in ongoing  communications with Canadian tax authorities in connection with alleged delinquent income taxes.

Part  7(A)(11) - Carroll,  Inc.,  Landlord  of the  present  premises  of Seller located at 4855 Wiley Post Way,  Salt Lake City,  Utah 84116,  has not consented
(as required by the  premises  lease) to the lease  arrangement  between RIC and
Buyer.  Seller's  counsel is negotiating  with Landlord's  counsel terms of such consent.

Part  7(A)(12)  - The  statements  made in Part  7(A)(4)  of  this  Schedule  of
Exceptions is incorporated by this reference in this Part 7(A)(12).

                                  Exhibit 8(a)

                                  Exhibit 8(d)

                                  Exhibit 8(f)